Exhibit 99.1


                 LTX Announces Second Quarter Results


    NORWOOD, Mass.--(BUSINESS WIRE)--Feb. 15, 2007--LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fiscal year 2007 second quarter ended January 31, 2007. The results were in line with the Company's guidance provided on November 16, 2006.

    Sales for the quarter were $34,671,000, down 30% from prior quarter sales of $49,840,000. Net loss for the quarter was $(3,079,000), or $(0.05) per share on a GAAP basis, compared to net income for the 2007 first fiscal quarter of $4,590,000, or $0.07 per share on a GAAP basis. Sales were $47,803,000 for the second quarter of fiscal year 2006 and net loss was $(1,446,000), or $(0.02) per share on a GAAP basis. Incoming orders for the second quarter of fiscal 2007 were $35.2 million yielding a book-to-bill ratio of 1.02 to 1, up 41% from the prior quarter primarily driven by annual service contract renewals.

    Dave Tacelli, chief executive officer and president, commented, "LTX achieved its second quarter guidance even as business conditions remained sluggish for us and for the rest of the industry. Our guidance for the third quarter reflects a similar business outlook in the short term as utilization rates remain stable and inventories across a wide range of devices continue to be worked down. Despite the industry slowdown, our business model continues to generate positive cash flow through the trough of the cycle. We expect trough revenues to be significantly higher than in past cycles with the expansion of our customer base. This improvement is a measure of the success of our product strategy as our X-Series product line continues to build momentum inside new and existing customers."

    THIRD QUARTER FISCAL 2007 OUTLOOK

    For the quarter ending April 30, 2007, revenue is expected to be in the range of $34 million to $36 million, with gross margin of approximately 45%. Loss per share is projected to be in the range of $(0.05) to $(0.07), assuming 62 million fully diluted shares, and a 0% tax rate.

    The Company will conduct a conference call today, February 15, 2007, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through March 14, 2007 via telephone by dialing 888-286-8010; passcode 46088907 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX's X-Series, the industry's most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX's industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation.

    All other trademarks are the property of their respective owners.



                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                             (Unaudited)
                            (In thousands)

                                                 January 31, July 31,
                                                    2007       2006
                                                 ----------- ---------
  ASSETS
  Current assets:
   Cash and Cash equivalents                        $47,641  $106,445
   Marketable Securities                             57,437    87,776
   Accounts receivable - trade                       20,024    38,704
   Accounts receivable - other                        1,686     3,269
   Inventories                                       29,222    29,847
   Prepaid Expense                                    4,802     4,156

                                                 ----------- ---------

    Total current assets                            160,812   270,197

  Property and equipment, net                        36,396    37,633
  Goodwill and other intangible assets               15,112    15,462
  Other assets                                        2,199     4,398

                                                 ----------- ---------

                                                   $214,519  $327,690

                                                 ----------- ---------

                                                 ----------- ---------

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
   Current portion of long-term debt                $27,523   $70,071
   Accounts payable                                  16,412    20,995
   Deferred revenues and customer advances            2,209     3,646
   Deferred gain on leased equipment                    197       644
   Other accrued expenses                            20,423    31,554

                                                 ----------- ---------

    Total current liabilities                        66,764   126,910
                                                 ----------- ---------


  Long-term debt, less current portion               19,700    77,620
  Long-term liability other                           5,460     5,521
  Stockholders' equity                              122,595   117,639

                                                 ----------- ---------

                                                   $214,519  $327,690






                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

                             (Unaudited)
            (In thousands, except earnings per share data)



                                     Three Months       Six Months
                                         Ended             Ended
                                      January 31,       January 31,
                                   ----------------- -----------------
                                    2007     2006     2007     2006
                                   -------- -------- -------- --------

Net sales                          $34,671  $47,803  $84,511  $92,754

Cost of sales (includes stock-
 based compensation expense of $35
 for Q2 FY07; $45 for Q2 FY06; $57
 YTD FY07; $88 YTD FY06 )           18,629   25,325   43,333   51,581

Inventory related provision              -      221        -      221
                                   -------- -------- -------- --------

   Gross Margin                     16,042   22,257   41,178   40,952

Engineering and product
 development expenses (includes
 stock-based compensation expense
 of $366 for Q2 FY07; $289 for Q2
 FY06, $594 YTD FY07; $520 YTD
 FY06)                              12,922   13,383   25,855   28,549


Selling, general and
 administrative expenses (includes
 stock-based compensation expense
 of $939 for Q2 FY07; $884 for Q2
 FY06; $1,630 YTD FY07; $1,314 YTD
 FY06)                               6,433    7,383   13,498   14,455

Reorganization costs                  (377)   1,877     (377)   6,104
                                   -------- -------- -------- --------

   Income (Loss) from operations    (2,936)    (386)   2,202   (8,156)

Interest income (expense), net        (143)  (1,060)    (691)  (1,673)
                                   -------- -------- -------- --------

Net income (loss)                  $(3,079) $(1,446)  $1,511  $(9,829)
                                   ======== ======== ======== ========


Net income (loss) per share
Basic                               $(0.05)  $(0.02)   $0.02   $(0.16)
Diluted                             $(0.05)  $(0.02)   $0.02   $(0.16)


Weighted average shares:
Basic                               62,031   61,566   62,025   61,550
Diluted                             62,031   61,566   62,547   61,550



    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com
             www.ltx.com